Exhibit 32.1

CERTIFICATIONS

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Dominique Monnet, President and Chief Executive Officer of PDL BioPharma, Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

(1) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

(2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 8, 2020

By:
/s/ DOMINIQUE MONNET
Dominique Monnet
President and Chief Executive Officer
(Principal Executive Officer)

/s/ EDWARD A. IMBROGNO
Edward A. Imbrogno
Vice President, Chief Financial Officer and Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

_________________________________________

(1)
This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of PDL BioPharma, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PDL BioPharma, Inc. and will be retained by PDL BioPharma, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.